                                                                     Exhibit 4.1


                            FIGGIE INTERNATIONAL INC.
                            -------------------------
                401(K) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                -------------------------------------------------






















                                                         Effective: July 1, 1997

                                TABLE OF CONTENTS

                                                                      ARTICLE NO.
                                                                      -----------

NAME AND PURPOSE                                                           I

DEFINITIONS                                                                II

ELIGIBILITY AND PARTICIPATION                                              III

SALARY DEFERRAL CONTRIBUTIONS                                              IV

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                               V

ACCOUNTS                                                                   VI

WITHDRAWALS FROM ACCOUNTS                                                  VII

HARDSHIP DISTRIBUTIONS                                                     VIII

LOANS                                                                      IX

TERMINATION OF EMPLOYMENT                                                  X

RETIREMENT BENEFITS                                                        XI

DEATH BENEFITS                                                             XII

DISTRIBUTIONS                                                              XIII

THE TRUSTEE, ITS POWERS AND DUTIES                                         XIV

INVESTMENT MANAGEMENT                                                      XV

ADMINISTRATION                                                             XVI

PROHIBITION AGAINST ALIENATION                                             XVII

AMENDMENT AND TERMINATION                                                  XVIII

LIMITATIONS ON CONTRIBUTIONS                                               XIX

LIMITATION ON ANNUAL ADDITIONS                                             XX

ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS                                                 XXI

MISCELLANEOUS                                                              XXII

                                      INDEX

                                                            ARTICLE NO.
                                                            -----------
ACCOUNTS                                                       VI

ADMINISTRATION                                                 XVI

AMENDMENT AND TERMINATION                                      XVIII

DEATH BENEFITS                                                 XII

DEFINITIONS                                                    II

DISTRIBUTIONS                                                  XIII

ELIGIBILITY AND PARTICIPATION                                  III

HARDSHIP DISTRIBUTIONS                                         VIII

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                   V

INVESTMENT MANAGEMENT                                          XV

LIMITATION ON ANNUAL ADDITIONS                                 XX

LIMITATIONS ON CONTRIBUTIONS                                   XIX

LOANS                                                          IX

MISCELLANEOUS                                                  XXII

NAME AND PURPOSE                                               I

PROHIBITION AGAINST ALIENATION                                 XVII

RETIREMENT BENEFITS                                            XI

ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS                                     XXI

SALARY DEFERRAL CONTRIBUTIONS                                  IV

TERMINATION OF EMPLOYMENT                                      X

THE TRUSTEE, ITS POWERS AND DUTIES                             XIV

WITHDRAWALS FROM ACCOUNTS                                      VII

                            FIGGIE INTERNATIONAL INC.
                            -------------------------

                401(K) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                -------------------------------------------------

                  THIS AGREEMENT, a Declaration of Trust and Plan, is entered into by and between FIGGIE INTERNATIONAL INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the "Company"), and WILMINGTON TRUST COMPANY (hereinafter called the "Trustee");

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, pursuant to an Agreement between the Company and the International Union of Electronic, Electrical, Technical, Salaried and Machine Workers, (IUE) AFL-CIO, Local No. 326, the Company has duly authorized the establishment of a 401(k) Savings Plan for Bargaining Unit Employees for the sole and exclusive benefit of eligible hourly paid employees who qualify as participants hereunder and their beneficiaries as herein provided; and

                  WHEREAS, the Company has duly authorized the execution of this Agreement; and

                  WHEREAS, it is the intention of the Company that such 401(k) Savings Plan for Bargaining Unit Employees qualify under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, it is mutually agreed as follows:

                                   ARTICLE I
                                   ---------

                                NAME AND PURPOSE
                                ----------------


          1.1 The name of this Trust and Plan is FIGGIE INTERNATIONAL INC. 401(k) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES. This Trust and Plan is created for the purpose of providing benefits to the participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such participants and their beneficiaries as are hereinafter described.

                                      1-1

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------


          Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this instrument:

          2.1 The word "accounts" shall mean "salary deferral accounts" and "non-forfeitable accounts."

          2.2 The word "Administrator" shall mean the Company.

          2.3 The word "affiliate" shall mean any corporation or business organization during any period during which it is a member of a controlled group of corporations or trades or businesses which includes the Company within the meaning of Sections 414(b) and 414(c) of the Code or is a member of an affiliated service group which includes the Company within the meaning of
Section 414(m) of the Code.

          2.4 The word "beneficiary" shall mean any person, other than an alternate payee as defined in Section 17.1(a) hereof, who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the participation of another person in this Trust and Plan.

          2.5 The word "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time, and any lawful regulations or rulings thereunder.

          2.6 The words "Collective Bargaining Agreement" shall mean the then current agreement between the Employer and the Union.

          2.7 The word "Committee" shall mean the Appeals Committee constituted under the provisions of Article XVI hereof.

                                      2-1

          2.8 The word "Company" shall mean FIGGIE INTERNATIONAL INC. or any successor corporation or business organization which shall assume the obligations of the Company under this Trust and Plan as provided herein with respect to the participants.

          2.9 The word "compensation" shall generally mean taxable remuneration paid to an employee for services rendered to the Company or an affiliate which must be reported as wages on the employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the employee under Sections 125, 402(e)(3) and 402(h) of the Code. "Compensation" shall not include any remuneration paid to an employee during a period in which he is not an active participant in this Trust and Plan. In addition, an employee's "compensation" shall not exceed One Hundred Sixty Thousand Dollars ($160,000.00) (plus any adjustment after 1997 for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code).

          2.10 The words "continuous service" shall mean for any employee the aggregate of all periods during which he is or was employed by the Company or any affiliate. Each such period shall be measured from his date of hire to the date of termination of employment which follows such date of hire. In addition, if any employee has a termination of employment and is rehired within twelve
(12) months of:

          (a)       the date of his termination of employment; or

          (b) if earlier, the first day of any period of leave of absence or military service after the end of which the employee did not return to work for the Company or any affiliate prior to his termination of employment;

such employee's "continuous service" shall include the period of severance measured from his termination of employment until his subsequent date of rehire. Two (2) or more periods of employment or periods of severance that are included in an employee's continuous service and

                                      2-2
that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty
(30) days constituting a month.

          2.11 The words "Covered Employee" shall mean an hourly paid employee of the Employer who is a member of the bargaining unit represented by the Union; provided, however, that an hourly paid employee shall not be considered to be a Covered Employee if he is a leased employee or he is an employee who is employed in accordance with an oral or written employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Trust and Plan.

          Any such employee shall cease to be a Covered Employee upon the earliest to occur of:

          (a)       his termination of employment;

          (b) his ceasing to be in the bargaining unit represented by the Union;

          (c) his transfer to employment with a Division, other than the Employer, or to an affiliate; or

          (d) his becoming a leased employee or an employee who is employed in accordance with an oral or written employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Trust and Plan.

          2.12 The words "date of hire" shall mean the first day during which an employee performs an hour of service for the Company or any affiliate for which he is directly or indirectly compensated or the first day for which the employee is paid any back pay pursuant to an award or agreement. In the case of a rehired employee, "date of hire" shall mean the first day following his previous termination of employment during which the employee performs an hour of service for the Company or any affiliate for which he is directly or indirectly compensated or the first day following his previous termination of employment for which the employee is paid any back pay pursuant to an award or agreement.

                                      2-3

          2.13 The word "Disabled" shall mean any period during which the participant is receiving or is entitled to receive disability benefits under any sick leave, short term disability program or long term disability program of the Company or any affiliate.

          2.14 The word "Division" shall mean any Division, Department, Plant or Subsidiary of the Company or any Division, Department, or Plant of a Subsidiary of the Company.

          2.15 The words "effective date" of this Trust and Plan shall mean July 1, 1997.

          2.16 The word "employee" shall mean any employee, whether salaried or hourly paid or whether full-time or part-time, of the Company or any affiliate and shall also include a leased employee.

          2.17 The word "Employer" shall mean the Scott Aviation Division of the Company.

          2.18 The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and any lawful regulations or rulings thereunder.

          2.19 The word "hour" shall mean for any employee an hour for which he is directly or indirectly paid or entitled to payment by the Company or any affiliate for the performance of services, including payments pursuant to an award or agreement requiring the Company or an affiliate to pay back wages, irrespective of mitigation of damages.

          2.20 The words "investment fund" shall mean a fund established, maintained and administered by the Trustee pursuant to Articles V and XV hereof.

          2.21 The words "leased employee" shall mean any individual (other than a common-law employee of the Company or an affiliate) who, pursuant to an agreement between

                                      2-4
the Company or an affiliate and any leasing organization, has performed services under the primary direction or control of the Company or an affiliate or related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year.

          2.22 The words "military service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.

          2.23 The words "normal retirement date" shall mean for each participant the later of the following:

          (a)       the date on which he attains age sixty-five (65); and

          (b) the earlier of the fifth (5th) anniversary of the date on which he became a participant in this Trust and Plan or the date of his completion of five (5) years of service.

          2.24 The word "participant" shall mean any eligible employee who has become a participant in this Trust and Plan in accordance with Article III hereof. A person shall cease to be a participant upon his termination of employment. A participant shall be considered to be an "active participant" during any period of employment except for:

          (a)       any period during which he is not a Covered Employee; and

          (b)       any period during which he is Disabled.

          2.25 The words "payroll cut-off date" shall mean the last date upon which data can be input into the payroll system or changed with respect to the production of payroll checks for a payroll period.

          2.26 The words "period of severance" shall mean for any employee or former employee a period commencing on his termination of employment and ending on the date such

                                      2-5
employee or former employee is rehired by the Company or any affiliate. A "one year period of severance" shall mean a twelve (12) month period of severance during which an employee does not complete at least one (1) hour for the Company or any affiliate. Notwithstanding the foregoing provisions of this Section, in the event any employee ceases to be actively employed after December 31, 1984 either:

          (a)       by reason of the pregnancy of such employee; or

          (b)       by reason of the birth of a child of such employee; or

          (c) by reason of the placement of a child with such employee in connection with the adoption of such child by such employee; or

          (d) by reason of caring for such child for a period beginning immediately following such birth or placement; such employee's period of severance shall be deemed to have commenced on the later of the first anniversary of the date he ceased to be actively employed or his termination of employment.

          2.27 The words "permanent and total disability" shall mean any disability for which the participant is entitled to receive and is receiving disability insurance benefits under Title II of the Federal Social Security Act.

          2.28 The words "plan year" shall mean the calendar year. The first plan year shall be a short plan year and shall be deemed to have commenced on the effective date and to end on December 31, 1997.

          2.29 The words "salary deferral contributions" shall mean contributions made to this Trust and Plan by the Company on behalf of an active participant pursuant to such active participant's election under Section 4.1 hereof and paid to the Trustee pursuant to Section 4.3 hereof.

                                      2-6

          2.30 The words "service" shall mean for any employee the aggregate of all his periods of continuous service with the Company or any affiliate, except as otherwise provided below.

          The "service" of an employee who terminates employment and who is later reemployed by the Company or any affiliate shall not include the length of any of his periods of continuous service rendered prior to the date of said termination of employment if all of the following apply:

          (a) his period of severance between said date of termination of employment and the date he is reemployed equals or exceeds the period of service he had on said date of termination of employment; and

          (b) he did not have a vested interest under this Trust and Plan on his termination of employment; and

          (c)       his period of severance equals or exceeds either:

                    (i) one (1) year if his termination of employment occurred prior to January 1, 1985; or

                    (ii) five (5) years if his termination of employment occurred on or after January 1, 1985.

          2.31 The word "Shares" shall mean Shares of the Company's capital stock which are denominated either Class A Common Stock or Class B Common Stock, together with any voting trust certificates representing beneficial ownership of such Shares.

          2.32 The words "taxable year" shall mean the calendar year.

          2.33 The words "termination of employment" shall mean for any employee whose employment is covered by the terms and provisions of the Collective Bargaining Agreement, the occurrence of any event specified in the Collective Bargaining Agreement as causing the loss of such employee's seniority.

                                      2-7

       The words "termination of employment" shall mean for any employee whose employment is not covered by the terms and provisions of the Collective Bargaining Agreement, the occurrence of any one of the following events:

       (a) his discharge unless he is subsequently reemployed by the Company or an affiliate and given pay back to his date of discharge;

       (b) his voluntary termination of employment with the Company or any affiliate;

       (c)    his retirement from employment with the Company or any affiliate;

       (d)    his failure to return to work:

              (i) at the end of any leave of absence authorized by the Company; or

              (ii) within ninety (90) days following such employee's release from military service or within any other period following military service in which his right to reemployment with the Company or any affiliate is guaranteed by law; or

              (iii) after the cessation of disability benefits under any sick leave, short term disability program or long term disability program of the Company; or

              (iv) within three (3) days after he has been recalled to work following a period of layoff;

       (e)    he has been continuously laid-off for twelve (12) months;

       (f) he is absent from work for three (3) days without notifying the Employer;

       (g) if the stock or assets of the Employer are sold to a person or entity which is not an affiliate of the Company or are transferred to a joint venture which is not an affiliate of the Company and this Trust and Plan is assumed by such person, entity or joint venture, his termination of employment (as defined in subparagraphs (a) through (f) above) with such person, entity or joint venture; or

       (h) if the stock or assets of the Employer are sold to a person or entity which is not an affiliate of the Company or are transferred to a joint venture which is not an affiliate of the Company and this Trust and Plan is not assumed by such person, entity or joint venture, the date of sale of the stock or assets or the date of such transfer.

                                      2-8

In the case of the occurrence of any event described in subparagraph (d)(i),
(d)(ii) or (e) of this Section, the date of such employee's termination of employment shall be deemed to be the earlier of (A) the first anniversary of the first day of any such period of leave of absence, military service or layoff, or
(B) the last day of any such period of leave of absence, military service or layoff.

       2.34 The words "Transition Period" shall mean the period commencing on the effective date and ending on the date which is one (1) month following the final reconciliation of the valuation of the assets of the Company's 401(k) Savings Plan for Salaried Employees by such Plan's prior recordkeeper for the second quarter of 1997.

       2.35 The words "Trust and Plan" shall mean this instrument as originally executed and as it may be amended from time to time hereafter.

       2.36 The word "Trustee" shall mean the person or persons serving as the Trustee of this Trust and Plan and any successor Trustee or Trustees.

       2.37 The words "Trust Fund" shall mean the Trust established by this Trust and Plan including the separate investment funds established pursuant to
Article V hereof.

       2.38 The word "Union" shall mean the International Union of Electronic, Electrical, Technical, Salaried and Machine Workers, (IUE) AFL-CIO, Local No. 326.

       2.39 The word "Unit" shall mean an accounting unit representing an interest in one of the investment funds established under Article V hereof.

       2.40 The words "valuation date" shall mean the date as of which account balances are valued.

                                      2-9

       2.41 The words "vested account balances" shall mean for any participant or former participant his vested interest and shall mean for any beneficiary the portion of his account balances which represent a deceased participant's or former participant's vested interest.

       2.42 The words "vested interest" shall mean, with respect to any participant the balance, if any, then credited to his salary deferral accounts and nonforfeitable accounts. All account balances shall be fully vested and nonforfeitable at all times.

                                      2-10

                                  ARTICLE III
                                  -----------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------


       3.1 Every employee who is a Covered Employee shall automatically become a participant in this Trust and Plan on the later of the effective date or the date he becomes a Covered Employee.

       3.2 In the event that a former participant is rehired, he shall become a participant on his date of reemployment if he is a Covered Employee on such date.


                                      3-1

                                   ARTICLE IV
                                   ----------

                          SALARY DEFERRAL CONTRIBUTIONS
                          -----------------------------


       4.1 Pursuant to uniform rules and procedures prescribed by the Administrator, an active participant may elect that a portion of his unpaid compensation for a plan year be paid by the Company to the Trustee hereunder as a salary deferral contribution and be treated as a contribution by the Company. Any election by a participant pursuant to this Section shall be expressed in one percent (1%) increments of his compensation for a payroll period. The Administrator may, from time to time, establish maximum percentage limits on the amount of salary deferral contributions that participants can make under this Trust and Plan and may establish maximum percentage limits which apply solely to highly compensated employees. As of the effective date and until changed by the Administrator pursuant to this Section, the maximum percentage of an active participant's compensation for a payroll period that is subject to election pursuant to this Section shall be fifteen percent (15%).

       4.2 A participant's initial election pursuant to Section 4.1 hereof shall be in writing, or in such form as is required by the Administrator, shall become effective at such time as the Administrator shall permit and shall be conditioned upon:

       (a) his right to defer the imposition of federal income tax on such contributions until a subsequent distribution of such amount under this Trust and Plan; and

       (b) the Company's right to deduct such amounts for federal income tax purposes after taking into account any contributions made by the Company under any profit sharing, pension and stock bonus plans maintained by the Company which meet the requirements of Section 401(a) of the Code.

Any such election shall be deemed a continuing election and shall remain in effect until it is revoked or amended by the participant in writing, or by such other procedures as shall be

                                      4-1
established by the Administrator from time to time, or the participant ceases to be an active participant. A participant may revoke or amend his election at such times as the Administrator shall permit. A participant shall revoke or amend his election by providing such notice to the Administrator as the Administrator, in its sole discretion, shall require. In the event contributions under this Article are completely discontinued pursuant to a participant's direction, no contributions may be made on behalf of such participant under this Article until one (1) year has elapsed since the date as of which the contributions were discontinued.

       As of the effective date and until changed by the Administrator pursuant to this Section, a participant will be able to revoke or amend his election as of the first payroll payment date on or after the first day of any calendar quarter, provided that he notifies the Administrator in writing, or by such other procedures as shall be established by the Administrator from time to time, no later than the tenth (10th) day of the month prior to such calendar quarter. In addition, as of the effective date and until changed by the Administrator pursuant to this Section, an employee who is a new active participant will be able to make an election pursuant to Section 4.1 hereof upon his entry into this Trust and Plan and such election shall be implemented as of the next payroll cut-off date after such election is received by the Administrator.

       4.3 All amounts paid by the Company to the Trustee pursuant to Section
4.1 hereof shall be paid in cash not later than the date on which such amounts can reasonably be segregated from the Company's general assets, which in no event shall be later than the fifteenth (15th) business day of the month following the month in which such amounts would have otherwise been payable to the participants in cash. Such amounts shall be credited to the participants' salary deferral accounts.

                                      4-2

       4.4 In the event a participant receives a distribution from his salary deferral account as a result of hardship as described in Article VIII hereof, such participant's salary deferral contributions shall be suspended for a twelve
(12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the participant immediately following the participant's taxable year during which said hardship distribution occurs, such participant shall be barred from making salary deferral contributions in excess of (a) minus
(b) below, where:

       (a) equals Nine Thousand Five Hundred Dollars ($9,500.00) (plus any cost of living increase after 1997 allowable under Section 402(g) of the Code for such immediately following taxable year of the participant); and

       (b) equals the amount of such participant's salary deferral contributions for the participant's taxable year during which said hardship distribution is made.

                                      4-3

                                   ARTICLE V
                                   ---------

                  INVESTMENT FUNDS AND DIRECTION OF INVESTMENT
                  --------------------------------------------


       5.1 The Trustee shall maintain such investment funds within the Trust Fund as the Company may from time to time prescribe, including but not limited to the following:

       (a)    money market funds;

       (b)    mutual funds;

       (c)    equity funds;

       (d)    fixed income funds;

       (e)    balanced funds;

       (f)    any pooled investment fund established by a bank;

       (g)    any insurance company's general account;

       (h) any special account established and maintained by any insurance company;

       (i) guaranteed investment contracts, including pooled funds of guaranteed investment contracts; and

       (j)    Company Stock Funds.

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds from time to time. Investment funds maintained hereunder shall be held and administered in accordance with the powers and duties set forth in Article XV hereof. In addition, the Trustee may hold assets of any investment fund in cash or in short-term money market instruments as it deems appropriate.

       The Company has directed the Trustee to initially establish and maintain the following types of investment funds within the Trust Fund:

                                      5-1

                           (a)       Stable Income Fund;

                           (b)       Fixed Income Fund;

                           (c)       Balanced Fund;

                           (d)       Growth & Income Fund;

                           (e)       Asset Allocation Fund;

                           (f)       Equity Growth Fund;

                           (g)       Small Cap Growth Fund;

                           (h)       International Fund;

                           (i)       Conservative Lifestyle Fund;

                           (j)       Moderate Lifestyle Fund;

                           (k)       Aggressive Lifestyle Fund;

                           (l) Class A Common Stock Fund, consisting of shares of the Company's Class A Common Stock; and

                           (m) Class B Common Stock Fund, consisting of shares of the Company's Class B Common Stock.

       5.2 Each participant, former participant or beneficiary, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, shall direct the investment of contributions to his accounts in the investment funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion including rules requiring that investment selections be made in percentage increments. Any rules established by the Administrator pursuant to this Section shall apply to all participants, former participants and beneficiaries in a uniform and nondiscriminatory manner. It is intended that the total account balances of all salary deferral accounts and non-forfeitable accounts be invested in the investment funds established hereunder. In the event that a

                                      5-2
participant, former participant or beneficiary does not direct the investment of any portion of his account balances, such undirected portion of his account balances shall be invested in the Conservative Lifestyle Fund.

       5.3 The interest of any account in an investment fund shall be measured in terms of Units which shall be equal, undivided interests in the assets of the investment fund. The initial value of a Unit of an investment fund shall be such uniform amount of money or uniform value as determined by the Trustee. The value of a Unit in an investment fund shall be redetermined daily by the Trustee by dividing the fair market value of the investment fund (including any uninvested cash) as of the next preceding business day by the total number of Units of such investment fund then credited to the accounts of participants, former participants and beneficiaries who are then invested in the investment fund. Fractional Units of the investment fund shall be credited to an account to a least two (2) decimal places. It is intended that this Section operate to adjust each investment fund to reflect all income attributable to such investment fund and changes in the value of such investment fund's assets, as the case may be, as of any valuation date and, as a result of the adjustment of Unit values, to distribute among all accounts and subaccounts having an interest in such investment fund, all such income and value changes.

       5.4 Any investment direction shall be deemed a continuing direction and shall remain in effect unless revoked or changed by the participant, former participant or beneficiary by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time. A participant, former participant or beneficiary may change his investment direction at such times and upon such notice as the Administrator, from time to time, may require. Each participant, former participant or beneficiary shall indicate whether any

                                      5-3
change in investment direction shall apply only to contributions made to this Trust and Plan following such change or whether such change shall also operate to change the investment of Units of any investment fund already credited to his accounts. If a procedure for daily change of investment is offered by the Administrator, such investment direction may be changed on a daily basis, such change generally to be effective as of the end of the day of the change, but subject to reasonable administrative delays.

       5.5 If a participant, former participant or beneficiary has made a proper change of investment direction pursuant to Section 5.4 hereof with respect to Units of any investment fund already credited to his accounts, his accounts shall be debited by the number of Units of any such investment fund which have been sold and credited with the number of Units of any such investment fund which have been purchased in order to accomplish such change of investment.

       5.6 Notwithstanding anything contained in this Trust and Plan to the contrary and except as provided below, a participant's, former participant's or beneficiary's investment in both the Class A Common Stock Fund and the Class B Common Stock Fund may not exceed such limit as shall be established by the Administrator from time to time. However, in the event subsequent appreciation in the Class A Common Stock or the Class B Common Stock held in a participant's, former participant's or beneficiary's accounts causes such person's investment in the Class A Common Stock Fund and the Class B Common Stock Fund to exceed such limit, the Trustee shall not be required to reduce such person's investment in such Stock Funds unless so directed by such person. In addition, in the event a participant, former participant or beneficiary directs that any portion of his account balances which is invested in the Class A Common Stock Fund or the Class B Common Stock Fund be reallocated to another investment fund which is not

                                      5-4
the Class A Common Stock Fund or the Class B Common Stock Fund, such person's right to direct further investment in the Class A Common Stock Fund or the Class B Common Stock Fund shall be suspended for a period of twelve (12) months from the date on which such reallocation was effective. Such twelve (12) month suspension shall not apply to reallocations between the Class A Common Stock Fund and the Class B Common Stock Fund.


                                      5-5

                                   ARTICLE VI
                                   ----------

                                    ACCOUNTS
                                    --------


       6.1 Upon an employee becoming a participant, the Administrator shall establish a salary deferral account in the name of such participant. A salary deferral account established on behalf of a new participant shall be deemed to have been established on the date upon which or as of which such participant became a participant.

       6.2 The accounts of participants shall be credited with contributions as specified in Article IV hereof and shall be debited to take into account any withdrawals or distributions made from such accounts pursuant to Article VII, VIII or XIII hereof. All such credits and debits to the accounts of a participant shall be made as of the dates specified in the appropriate Sections of this Trust and Plan.

       6.3 In the event a participant directs, pursuant to Article V hereof, that his account or accounts are to be invested in more than one (1) investment fund, the Administrator shall maintain subaccounts as a part of such participant's account or accounts. Such subaccounts shall show the portion of an account invested in a particular investment fund.

       6.4 In the event that a participant or former participant shall have more than one salary deferral account or non-forfeitable account, the Administrator may in its sole discretion consolidate the multiple accounts into a single account of the same type.


                                      6-1

                                  ARTICLE VII
                                  -----------

                            WITHDRAWALS FROM ACCOUNTS
                            -------------------------


       7.1 Withdrawals made pursuant to this Article shall be subject to the following restrictions:

       (a) the minimum amount of any such withdrawal shall be the lesser of an amount set by the Administrator or the total of the account balances which are subject to withdrawal pursuant to this Article;

       (b) the withdrawing participant shall make a written application on a form provided by the Administrator or shall follow such procedures as shall be specified by the Administrator from time to time and shall designate the investments that are to be liquidated to permit the making of such withdrawal;

       (c) any withdrawal shall be made in a single lump sum payment of cash in accordance with Article XIII hereof;

       (d)    any withdrawal shall be made in accordance with the provisions of
              Section 22.11 hereof;

       (e) no amounts withdrawn pursuant to this Article may be recontributed to this Trust and Plan; and

       (f) any withdrawal shall be subject to such other reasonable and uniform rules and regulations, consistently applied, as may be established from time to time by the Administrator.

       7.2 Subject to Section 7.1 hereof, on or after the date a participant attains age fifty-nine and one-half (59-1/2) or becomes permanently and totally disabled, such participant may withdraw all or a portion of his salary deferral account balance. Prior to the date on which a participant attains age fifty-nine and one-half (59-1/2) or becomes permanently and totally disabled, such participant may withdraw from his salary deferral account only in the case of hardship as provided in Article VIII hereof.

       7.3 Subject to Section 7.1 hereof, on or after the earlier of the April 1 following the end of the calendar year in which the participant attains age seventy and one-half

                                      7-1

(70-1/2) or the date a participant becomes permanently and totally disabled, such participant may withdraw all or a portion of his non-forfeitable account balance. Prior to the earlier of the April 1 following the end of the calendar year in which a participant attains age seventy and one-half (70-1/2) or the date on which a participant becomes permanently and totally disabled, such participant may withdraw from his non-forfeitable account only in the case of hardship as provided in Article VIII hereof.

       7.4 Upon an attempt by a participant to use his interest in this Trust and Plan as security for any type of obligation, or to alienate, dispose of or in any manner encumber, or upon an attempt by any third person to attach, levy upon or in any manner convert the use or enjoyment of any such interest of a participant, the right to withdraw any portion thereof pursuant to this Article shall automatically terminate.

       7.5 A participant may not withdraw his account balances prior to his retirement or termination of employment except as provided in this Article and in Article VIII hereof.

       7.6 Notwithstanding anything contained in this Article to the contrary, no withdrawals shall be made by participants during the Transition Period.

                                      7-2

                                  ARTICLE VIII
                                  ------------

                             HARDSHIP DISTRIBUTIONS
                             ----------------------


       8.1 Subject to such uniform rules and procedures as the Administrator may prescribe, in the case of hardship, a participant may apply to the Administrator for a hardship distribution. For the purposes of this Section, a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the participant, as described in
Section 8.2 hereof, and is necessary, as described in Section 8.3 hereof, to satisfy such need. Such distribution shall be made from his accounts as specified in Section 8.4 hereof.

       8.2 A distribution will be made on account of an immediate and heavy financial need of a participant only if the distribution is on account of:

       (a) the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence;

       (b) purchase (excluding mortgage payments) of a principal residence for the participant;

       (c) medical expenses described in Section 213(d) of the Code incurred by the participant, the participant's spouse, or any dependents of the participant (as defined in Section 152 of the Code); or

       (d) payment of tuition for the next twelve (12) months of post-secondary education for the participant, his or her spouse, children or dependents.

       8.3 A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a participant only if all of the following requirements are satisfied:

       (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

       (b) the participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently

                                      8-1
              available under this Trust and Plan and all other plans maintained by the Company or any affiliates, unless such distribution or loan would have the effect of increasing the amount of the financial need;

       (c) this Trust and Plan and all other plans maintained by the Company or any affiliates provide that the participant may not make salary deferral contributions for the participant's taxable year immediately following the taxable year of the participant during which said hardship distribution occurs in excess of the applicable limit under Section 402(g) of the Code for such next taxable year of the participant less the amount of such participant's salary deferral contributions for the taxable year of the participant during which said hardship distribution occurs; and

       (d) the participant is prohibited under the terms of this Trust and Plan and all other plans maintained by the Company or any affiliates (or other legally enforceable agreement), from making salary deferral contributions and voluntary after-tax contributions, if applicable, to this Trust and Plan and such other plans for at least twelve (12) months after receipt of the hardship distribution.

By virtue of this Section and Section 4.4 hereof, this Trust and Plan provides for the restrictions contained above in subparagraphs (c) and (d).

       8.4 If the Administrator determines that the criteria set forth in Sections 8.2 and 8.3 hereof have been satisfied with respect to a participant, it may order a distribution of all or a portion of the sum of:

       (a)    such participant's non-forfeitable account balance; and

       (b)    the lesser of:

              (i)    his salary deferral account balance; and

              (ii) the sum of the aggregate amount of the contributions made to his salary deferral account, without earnings thereon.

                  Such distribution shall be made in a cash lump sum and shall be made in accordance with the provisions of Section 22.11 hereof. Any distribution from a participant's accounts under this Article shall be deemed to be made in the following order:

       (a)    first, from his salary deferral account; and

       (b)    second, from his non-forfeitable account.

                                      8-2

       If the Administrator directs that a distribution be made hereunder, it may thereafter, if it determines that such hardship no longer exists or is no longer imminent or upon agreement with the participant, direct that any such distribution not yet made not be made. Amounts distributed to a participant under this Section shall be debited to the appropriate account or accounts as they are paid.

       8.5 Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a participant's participation in this Trust and Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of this Article.

       8.6 Notwithstanding anything contained in this Article to the contrary, no hardship distributions shall be made to participants during the Transition Period.


                                      8-3

                                   ARTICLE IX
                                   ----------

                                      LOANS
                                      -----


       9.1 A participant may apply to the Administrator for a loan from this Trust and Plan. If the Administrator determines that such borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Administrator shall direct the Trustee to make a loan to such borrower from one or both of his accounts. The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Trust and Plan and loans made under other qualified retirement plans maintained by the Company or any affiliate, cause the aggregate amount of all such loans to such borrower to exceed the lesser of (a) or (b) below, where:

       (a) equals one-half (1/2) of all vested account balances held for such borrower under this Trust and Plan; and

       (b) equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

              (i) the highest outstanding balance of loans to such borrower from this Trust and Plan and all other qualified retirement plans maintained by the Company or any affiliate during the twelve (12) month period preceding the date on which the loan is to be made; minus

              (ii) the outstanding balance of loans to such borrower from the plans on the day the loan is to be made.

              The following additional provisions shall be applicable to the loan program under this Trust and Plan:

              (A) LOAN PROGRAM ADMINISTRATION. The loan program under this Trust and Plan shall be administered by the Administrator.

              (B) LOAN APPLICATION PROCEDURE. Each borrower shall apply for a loan by written application on a form acceptable to the Administrator.

                                      9-1

              (C) BASIS FOR APPROVAL OR DENIAL OF LOANS. Loans will be approved only if:

                     (I) the Administrator believes the borrower intends to repay the loan in accordance with its terms; and

                     (II) the borrower's spouse, if any, consents in writing to the loan and the use of the borrower's account balances as security for the loan in accordance with
                            Section 22.5 or 22.6 hereof within the ninety (90) day period ending on the date the loan is made and secured; and

                     (III) the amount of such loan shall not be in excess of the borrower's vested account balances at the time of such loan; and

                     (IV) the amount of such loan shall not be less than One Thousand Dollars ($1,000.00); and

                     (V) the loan satisfies the requirements of Section 9.2 hereof.

              (D) ONE (1) OUTSTANDING LOAN. A borrower may only have one (1) loan from this Trust and Plan outstanding at any time.

       9.2 Any loan made pursuant to Section 9.1 hereof shall be considered to be made solely from the account or accounts of the borrower and shall be subject to the following terms and conditions:

              (a) INTEREST. Interest shall be charged at a reasonable rate fixed by the Administrator at the time the loan is approved. The interest rate used shall be the interest rate that would be charged at the time of the loan application by the Trustee in its capacity as a bank for a fully collaterized loan for which the bank has possession of the collateral.

              (b) LOAN TERM AND REPAYMENT SCHEDULE. The term of any loan shall be arrived at by mutual agreement between the borrower and the Administrator but shall not exceed five
                     (5) years, unless the proceeds of such loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the borrower's principal residence, in which case, such loan may be for such term as is customary in similar transactions involving lending institutions. Notwithstanding the preceding sentence, any such loan shall become immediately due and payable upon a borrowing participant's termination of employment.

                     All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan;

                                      9-2
                     provided, however, that the terms of the loan may permit a borrower a grace period of up to one (1) year from such repayments while such borrower is on an unpaid leave of absence from the Company or an affiliate.

              (c) SEGREGATION OF ACCOUNTS. If an individual borrows money from this Trust and Plan, his accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes. The note representing such loan and the borrower's accounts, to the extent of such borrowing, shall not be taken into account in the valuation of this Trust and Plan's investment funds pursuant to Section 5.3 hereof.

              (d) REPAYMENT PROCEDURES. Repayment of any loan made to a participant shall be by payroll deduction unless another procedure is agreed to by the Administrator and the participant. Repayment of any loan made to a borrower who is not a participant shall be made as mutually agreed by the Administrator and such borrower.

              (e) DOCUMENTATION AND COLLATERAL. Each loan shall be evidenced by a borrower's note for the amount of the loan and interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of an amount not to exceed fifty percent (50%) of the borrower's entire right, title and interest in and to the Trust Fund, and any earnings attributable to such amount. The Administrator may require such other and further documentation as it deems appropriate.

              (f) DEFAULT. A borrower shall be in default if he fails to make a required payment of principal or interest by the end of the calendar quarter which next follows the calendar quarter in which such payment is due or if he fails to make a required payment after a permitted one (1) year grace period, as provided in subparagraph (b) above. In the event of default by a borrower, his loan shall be accelerated, and:

                     (i) If his collateral security in this Trust and Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such collateral security would not, in the opinion of the Administrator, put at risk the tax qualified status of this Trust and Plan or the pre-tax contribution portion thereof, the Trustee shall execute upon such Trust and Plan collateral; and

                     (ii) If his collateral security in this Trust and Plan is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Trust and Plan or the pre-tax contribution portion thereof, the Administrator as agent for the Trustee shall commence appropriate collection actions against the borrower to recover the amounts owed.

                                      9-3

                           Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the borrower or his accounts under this Trust and Plan.

       9.3 Notwithstanding the foregoing provisions of Sections 9.1 and 9.2 hereof, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section, the Administrator shall be able to rely on a certification by the borrower as to the use of the new loan's proceeds.

       9.4 Notwithstanding anything contained in this Article to the contrary, no loans shall be made during the Transition Period.

                                      9-4

                                   ARTICLE X
                                   ---------

                            TERMINATION OF EMPLOYMENT
                            -------------------------


       10.1 In the event of the termination of employment of a participant for any reason other than death or retirement, he shall be entitled to receive a distribution of his account balances.

       10.2 The account balances of a terminated participant shall be distributed to him in accordance with the rules and procedures set forth in
Article XIII hereof. Except as otherwise provided in Article XIII hereof, such distribution shall be made or shall commence to be made on such date on or after his date of termination of employment as shall be directed by the terminated participant in his sole discretion; provided, however, that such distribution need not be made earlier than administratively possible. Notwithstanding anything contained in this Trust and Plan to the contrary, other than Section
13.4 hereof, if a participant has a termination of employment pursuant to
Section 2.33(h) hereof that does not meet the requirements of Section 401(k)(10) of the Code, such participant shall not be eligible to receive a distribution from this Trust and Plan until he terminates employment with the person, entity or joint venture acquiring the Employer.

       10.3 If a terminated participant shall be rehired by the Company or any affiliate, he shall immediately be reinstated as a participant in this Trust and Plan.

                                      10-1

                                   ARTICLE XI
                                   ----------

                               RETIREMENT BENEFITS
                               -------------------


       11.1 A participant who retires from the employ of the Company or an affiliate on his normal retirement date shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XIII hereof.

       11.2 In the event a participant works for the Company or an affiliate beyond his normal retirement date, his retirement date shall be deemed to have occurred on the date of his termination of employment with the Company or an affiliate for any reason other than death.

       Such participant shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XIII hereof.

       11.3 Except as otherwise provided in Article XIII hereof, distribution of the accounts of a participant who retires in accordance with the provisions of this Article shall be made or commence to be made on such date on or after his date of retirement as shall be directed by the participant in his sole discretion; provided, however, that such distribution need not be made earlier than administratively possible.


                                      11-1

                                  ARTICLE XII
                                  -----------

                                 DEATH BENEFITS
                                 --------------


       12.1 In the event of the termination of employment of a participant by reason of his death, his death beneficiary shall, except as otherwise provided in Sections 13.3 and 13.4 hereof, be entitled to receive a distribution commencing on such date after such death occurs as he shall select in his sole discretion. Such distribution shall be equal to the deceased participant's account balances. All accounts of the deceased participant shall be held, administered and distributed in accordance with Articles VI and XIII hereof.

       12.2 In the event of the death of a retired or terminated participant prior to the date of distribution or the commencement of distribution to him, his death beneficiary shall, except as otherwise provided in Sections 13.3 and
13.4 hereof, be entitled to receive a distribution commencing on such date after such death occurs as he shall select in his sole discretion. Such distribution shall be equal to the deceased participant's account balances. All accounts of the deceased participant shall be held, administered and distributed in accordance with Articles VI and XIII hereof.

       12.3 In the event of the death of a retired or terminated participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his death beneficiary except to the extent provided for by the method under which the retired or terminated participant was receiving distributions under Article XIII hereof.

       12.4 Unless a participant or former participant has designated a death beneficiary in accordance with the provisions of Section 12.5 hereof, his death beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such participant:

                                      12-1

       (a)    his spouse at the time of his death;

       (b)    his issue, per stirpes;

       (c)    his parents; and

       (d)    the executor or administrator of his estate.

       12.5 In lieu of having the benefit distributable pursuant to this Article distributed to a death beneficiary determined in accordance with the provisions of Section 12.4 hereof, a participant or former participant may sign a document designating a death beneficiary or death beneficiaries to receive such benefit. If the participant or former participant is married, any such designation shall be effective only if his spouse is the sole primary beneficiary or consents to such other designation in accordance with Section 22.5 hereof.

       12.6 Upon the death of a participant or a former participant, the Administrator shall immediately advise the Trustee of the identity of such participant's or former participant's death beneficiary or beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in any sums in accordance with the instructions it receives from the Administrator.

       12.7 In the event that a participant or former participant dies at a time when he has a designation on file with the Administrator which does not dispose of the total benefit distributable under this Trust and Plan upon his death, then the portion of such benefit distributable on behalf of said participant or former participant, the disposition of which was not determined by the deceased participant's or former participant's designation, shall be distributed to a death beneficiary determined under the provisions of Section 12.4 hereof.

       12.8 Any ambiguity in a participant's or former participant's death beneficiary designation shall be resolved by the Administrator. Subject to
Section 12.5 hereof, the

                                      12-2

Administrator may direct a participant or former participant to clarify his designation and if necessary execute a new designation containing such clarification.

                                      12-3

                                  ARTICLE XIII
                                  ------------

                                  DISTRIBUTIONS
                                  -------------


       13.1 Distributions will be made as of the dates specified in Articles X, XI and XII hereof. Each participant, former participant and beneficiary who is eligible for benefits under Article X, XI or XII hereof shall apply therefor on a form which shall be given to him for that purpose by the Administrator and further provided that the foregoing requirement shall not apply in any case in which a participant, former participant or beneficiary shall be unable, for physical, mental or any other reason satisfactory to the Administrator to make such application. Upon finding that such participant, former participant or beneficiary satisfies the eligibility requirements for benefits under Article X, XI or XII hereof, the Administrator shall promptly notify the Trustee in writing, or by such other procedures as shall be established by the Administrator from time to time, of his eligibility and of the method of distribution selected in accordance with this Article.

       13.2 The normal method of distribution of the vested account balances distributable to a participant, former participant or beneficiary pursuant to
Article X, XI or XII hereof shall be for the Trustee to sell any Shares and any other assets credited to his accounts as of the date distribution is to be made and to distribute the portion of the proceeds attributable to his vested account balances in a single lump sum payment of cash; provided, however, that a participant or former participant may elect to receive a single distribution of the whole Shares credited to his accounts and attributable to his vested account balances, together with cash in an amount equal to the balance of his vested account balances. Any distribution shall be made in accordance with the provisions of Section 22.11 hereof.

                                      13-1

       13.3 In the event that the vested account balances of a retired, terminated or deceased participant have a value of Three Thousand Five Hundred Dollars ($3,500.00) or less at the time of distribution, and had a value which was not greater than Three Thousand Five Hundred Dollars ($3,500.00) at the time of any prior distribution, the Administrator shall direct the Trustee to distribute his vested account balances in a single lump sum payment without the consent of the participant, his spouse or his beneficiary. Any such lump sum payment shall be made in accordance with the provisions of Section 22.11 hereof. Unless such participant elects to receive the whole Shares, if any, credited to his accounts and attributable to his vested account balances, the Trustee shall sell any Shares or other assets credited to his accounts as of the date distribution is to be made and distribute the amount of his vested account balances in a single lump sum payment of cash. Any such single lump sum payment shall be in full settlement of such participant's, spouse's or beneficiary's rights under this Trust and Plan.

       13.4 Notwithstanding any other provisions of this Trust and Plan, distributions made hereunder shall be subject to the following restrictions:

       (a) in the case of a living participant or former participant, distribution must be made on or before the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) or retires, whichever is later;

       (b) in the case of a deceased participant or former participant, distributions after his death shall be made within five (5) years of the date of his death; and

       (c) in the case of a participant or former participant, a distribution shall conform to the incidental death benefit requirements of
              Section 1.401(a)(9)-2 of the Treasury Regulations.

       13.5 As long as assets of this Trust and Plan remain credited to an account of a participant, former participant or beneficiary, the Administrator shall continue to maintain and administer said account in accordance with the terms and provisions of this Trust and Plan.

                                      13-2

       13.6 Notwithstanding anything to the contrary contained in this Trust and Plan, no distributions shall be made to participants, former participants or beneficiaries during the Transition Period.

                                      13-3

                                  ARTICLE XIV
                                  -----------

                       THE TRUSTEE, ITS POWERS AND DUTIES
                       ----------------------------------


       14.1 The Trustee shall not be obligated to institute any action or proceeding to compel the Company to make any contributions to this Trust and Plan, nor shall the Trustee be obligated to make any inquiry as to whether any cash contributions or Share contributions deposited with it are the contributions provided to be deposited under the terms of Article IV hereof. The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least once a year and at such other times as the Company or the Administrator shall so request render a report of the operation of the Trust to the Company and the Administrator. The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code. The Trustee shall not be obligated to pay any interest on any funds which may come into its hands. The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly stated herein or in ERISA. The Trustee may consult with counsel (who may or may not be counsel for the Company) selected by the Trustee concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

       14.2 The Trustee may resign from this Trust and Plan by mailing to the Company a written notice of resignation addressed to the Company at the last address of the

                                      14-1

Company on file with the Trustee, or by delivering such written notice to the Company at such address. The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the Trustee on file with the Company, or by delivering such written notice to the Trustee at such address. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty (30) days, nor more than sixty (60) days, following the date of mailing of such notice or delivery of such notice if it be not mailed. Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan. In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company. In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

       14.3 The expenses of administration of the Trust incurred by the Trustee, including counsel fees and including Trustee's fees as such may from time to time be agreed upon between the Company and the Trustee, shall be paid in any one of the following manners as determined by the Company in its sole discretion:

       (a)   paid directly by the Company to the Trustee; or

       (b)   paid pro rata out of the investment funds of the Trust Fund.

       Notwithstanding the foregoing, in no event will any Trustee who is a full-time employee of the Company or any affiliate receive compensation from this Trust and Plan, except for expenses properly and actually incurred. Fees and expenses of the Trustee which have not been paid will be deemed to be a lien upon the Trust Fund.

                                      14-2

       14.4 Any segregation of assets required under this Trust may be made in cash or in kind, or partly in cash and partly in kind, according to the discretion of the Trustee, but any such segregation shall be made on the basis of the most recent valuation made pursuant to Section 5.3 hereof.

       14.5 In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting trustees, or, in the case of two (2) such persons acting jointly as Trustee, by action of both such trustees. Such action may be taken at any meeting of the trustees then acting, or by written authorization and affirmative consent without a meeting. The trustees by written agreement among themselves, a copy of which shall be filed with the Company and the Administrator, may allocate among themselves any of the powers and duties of the Trustee under this Trust and Plan. In such event the trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other trustee. Any person, firm, partnership or corporation may rely upon the written signatures of such number of the trustees as are hereunder empowered to take action as the signature of the Trustee hereunder. Notwithstanding any other provision of this Trust and Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any trustee who shall resign or be removed.

       14.6 To the maximum extent permitted by ERISA and to the extent there is no self-dealing, negligence, embezzlement, criminal act, or violation of the duty to keep the assets of this Trust and Plan safe on the part of the Trustee, its officers, employees or agents, the Company shall indemnify the Trustee and its officers, employees and agents if the Trustee or its

                                      14-3
officers, employees or agents are made a party, or are threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, administrative, or investigative (including any such action by or in the right of the Company), by reason of the fact that the Trustee or its officers, employees or agents acted in a fiduciary capacity under this Trust and Plan, against expenses (including attorney's fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Trustee, its officers, employees or its agents in connection with such action, suit, or proceeding. Reasonable expenses incurred in defending any such action, suit, or proceeding shall be paid by the Company in advance of a final disposition of such action, suit, or proceeding, upon presentation of the statements for such expenses to the Company subject to the right of the Company to recover such payments if it is subsequently determined as a part of the final disposition of such action that there was self-dealing, negligence, embezzlement, criminal act, or violation of the duty to keep the assets of this Trust and Plan safe on the part of the Trustee, its officers, employees or agents. This indemnification shall not apply to any excise taxes assessed against the Trustee with respect to any prohibited transaction where the Trustee was the party in interest dealing with this Trust and Plan.

                                      14-4

                                   ARTICLE XV
                                   ----------

                              INVESTMENT MANAGEMENT
                              ---------------------


       15.1 In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the provisions of Article V hereof and the limitations hereinafter set forth in this Article, have the following powers and duties:

       (a) To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, any deposit administration contract, investment contract or other contract issued by an insurance company, shares of any Regulated Investment Company, units of any common trust fund of any bank or trust company now in existence or hereafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such properties or deposits;

       (b) To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (i) limits participation thereunder to pension and profit sharing trusts which qualify under Section 501(a) of the Code, (ii) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the employees or their beneficiaries of such participating trust, (iii) prohibits assignment by a participating trust of any part of such participating trust's equity or interest in the common or group trust, (iv) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such common or group

                                      15-1
trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

       (c) Upon direction by the Company, to invest or reinvest a portion of the Trust Fund in qualifying employer securities and/or qualifying employer real estate as such terms are defined in Section 4975 of the Code and Section 407(d) of ERISA, which investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund, and to retain, or to sell, exchange or otherwise dispose of any such securities or real estate held in the Trust Fund. In the event of any such investment, the Trustee shall file with the appropriate District Director of Internal Revenue such returns and other information as shall be required from time to time by the Code;

       (d) To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

       (e) To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;

       (f) To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund, provided that in each instance described in Section 15.4 or 15.5 hereof, such power and duty shall be subject to the direction of participants, former participants, beneficiaries and "alternate payees" (as defined in Section 17.1(a) hereof) pursuant to such Section 15.4 or 15.5;

       (g) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depositary; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

                                      15-2

       (h) To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

       (i) To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

       (j) To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

       (k) To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

       (l) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust and Plan;

       (m) To employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

       (n) To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

                                      15-3

       (o) Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

       (p) During the minority or incapacity, in either case as determined under applicable local law, of any participant, former participant or beneficiary under this Trust and Plan, to make any distribution to which such person would otherwise be entitled pursuant to this Trust and Plan either to such person or to the legal guardian of such person, and the receipt of either such minor or incapacitated person or such legal guardian shall be a full discharge and acquittance to the Trustee for such distribution;

       (q) To commingle the assets of the Trust Fund, other than shares of the Company's Class A Common Stock or Class B Common Stock, with assets of other trusts through the medium of the Figgie International Inc. Investment Trust for Retirement Trusts established by the Company by an agreement dated and executed on December 31, 1968, investing and reinvesting the assets of the Trust Fund in units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Investment Trust for Retirement Trusts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan; and

       (r) To commingle the assets of the Trust Fund with assets of other trusts through the medium of the Figgie International Inc. Pooled Investment Trust For Participant Directed Accounts established by the Company by an agreement dated and executed on June 6, 1994, investing and reinvesting the assets of the Trust Fund in units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Pooled Investment Trust For Participant Directed Accounts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan.

       15.2 Notwithstanding any provisions of this Trust and Plan, the Company hereby retains the right to appoint, from time to time, one or more:

       (a)    banks, as defined in the Investment Advisers Act of 1940;

       (b)    persons registered as investment advisers under said Act; or

       (c) insurance companies qualified to perform investment advisory services under the laws of more than one state;

                                      15-4
to act as the Investment Manager or Managers of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to the Trustee under Section 15.1 hereof with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may, at any time, remove any Investment Manager or change the portion of the Trust Fund subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

       15.3 All income from investment and reinvestment made as provided in this Article shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.

       15.4 It is the purpose of this Section to permit participants, former participants, beneficiaries and "alternate payees" (as defined in Section 17.1(a) hereof) to exercise substantial ownership rights under this Trust and Plan with respect to Shares held in their accounts under

                                      15-5
this Trust and Plan. Therefore, the power to direct the Trustee regarding the appropriate response to any tender or exchange offer made by any person, including the Company, for the Company's Shares, is hereby granted to such participants, former participants, beneficiaries and alternate payees pursuant to this Section. Each such person shall, for purposes of Section 402(a)(2) of ERISA, be a "named fiduciary" with respect to such power to direct the Trustee as to whether to tender or exchange such Shares as are subject to his direction as hereinafter provided. Each such named fiduciary is described herein by qualification and shall be identified by the Company at the appropriate time by application of said description. Each participant (whether or not he is an active participant), former participant, beneficiary or alternate payee shall be eligible to direct the Trustee regarding the response to a tender or exchange offer with respect to the number of Shares of Class A and Class B Common Stock held in his accounts.

       The power of direction hereinbefore described in this Section shall be exercised as follows:

       (a) The Company shall furnish each person who is eligible to direct the Trustee with one or more documents for use in exercising such direction;

       (b) Such document or documents shall permit the person to exercise such right with respect to:

              (i)    Class A Common Stock held in his accounts; and

              (ii)   Class B Common Stock held in his accounts;

       (c) If such person shall timely direct the Trustee with respect to the tender or exchange of Shares held in his accounts, the Trustee shall respond to the tender or exchange offer for such Shares in accordance with such direction; but if he shall not so direct the Trustee, the decision of whether the Shares subject to his direction shall be tendered or exchanged shall be made by the Trustee in its sole discretion;

       (d) If an account contains a fractional Share, such Share shall be aggregated with Shares of the same type (i.e. Class A or Class B) for which the tender or exchange decision is the same, for tender or exchange purposes; but if there still remains a fractional Share for which the decision was to tender

                                      15-6
              or exchange, such fractional Share shall be tendered or exchanged only if permitted by the rules governing such tender or exchange and shall not be tendered or exchanged if fractional Shares are not permitted to be tendered or exchanged; and

       (e) In order to protect the anonymity of participants and others eligible to direct the Trustee with respect to the tender or exchange of Shares, the Administrator shall establish a procedure for tallying and recording such directions which will not reveal to the Trustee, the Company, the Employer or any affiliate of the Company, to the extent reasonably practicable under the circumstances, the identity of the participant or other person giving a particular direction.

       15.5 It is the purpose of this Section to permit participants, former participants, beneficiaries and "alternate payees" (as defined in Section 17.1(a) hereof) to exercise voting rights under this Trust and Plan with respect to Shares held in their accounts under this Trust and Plan. Therefore, the power to direct the Trustee regarding the exercise of the right to vote the Shares in the Trust Fund held in their accounts with respect to any matter on which such Shares may be voted is hereby granted to such participants, former participants, beneficiaries and alternate payees pursuant to this Section. Each such person shall, for purposes of Section 402(a)(2) of ERISA, be a "named fiduciary" with respect to such power to direct the Trustee as to the voting of such Shares as are subject to his direction as hereinafter provided. Each such named fiduciary is described herein by qualification and shall be identified by the Company at the appropriate time by application of said description. Each participant (whether or not he is an active participant), former participant, beneficiary or alternate payee shall be eligible to direct the Trustee regarding the exercise of the right to vote of the number of Shares of Class A and Class B Common Stock held in his accounts.

       The power of direction hereinbefore described in this Section shall be exercised as follows:

       (a) The Company shall furnish each person who is eligible to direct the Trustee with one or more documents for use in exercising such direction;

                                      15-7

              (b) Such document or documents shall permit the person to exercise such right with respect to:

                     (A)    Class A Common Stock held in his accounts; and

                     (B)    Class B Common Stock held in his accounts;

              (c) If such person shall timely direct the Trustee with respect to the voting of Shares held in his accounts, the Trustee shall exercise the right to vote such Shares in accordance with such direction; but if he shall not so direct the Trustee, the decision of whether the Shares subject to his direction shall be voted shall be made by the Trustee in its sole discretion;

              (d) If an account contains a fractional Share, such Share shall be aggregated with Shares of the same type (i.e. Class A or Class B) for which the voting decision is the same, for voting purposes; but if there still remains a fractional Share, such fractional Share shall be voted only if permitted by the rules governing such voting and shall not be voted if fractional Shares are not permitted to vote; and

              (e) In order to protect the anonymity of participants and others eligible to direct the Trustee with respect to the voting of Shares, the Administrator shall establish a procedure for tallying and recording such directions which will not reveal to the Trustee, the Company, the Employer or any affiliate of the Company, to the extent reasonably practicable under the circumstances, the identity of the participant or other person giving a particular direction.


                                      15-8

                                  ARTICLE XVI
                                  -----------

                                 ADMINISTRATION
                                 --------------


       16.1 The Administrator shall be responsible for the general administration of this Trust and Plan and shall have all powers and duties granted to or imposed upon an "administrator" by ERISA. The Administrator shall have all such powers as may be necessary to carry out the provisions of this Trust and Plan and may, from time to time, establish rules for the administration of this Trust and Plan and the transaction of this Trust and Plan's business. In making any rule or determination, the Administrator or its representatives shall pursue uniform policies and shall not intentionally discriminate in favor of or against any employee or group of employees. Without limiting the foregoing, the Administrator shall have the following powers and duties:

       (a) To enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable.

       (b) To appoint or employ such agents, attorneys, actuaries, and assistants at the expense of the Trust Fund, as it may deem necessary to keep its records or to assist it in taking any other action.

       (c) To interpret this Trust and Plan, and to resolve ambiguities, inconsistencies, and omissions, to determine any question of fact, to determine the right to benefits of, and amount of benefits, if any, payable to, any person in accordance with the provisions of this Trust and Plan, and to decide questions of eligibility.

       (d) To direct the Trustee to make payments of benefits as they become due. Any such direction to the Trustee shall be in writing and signed by an authorized representative of the Administrator or in accordance with such other procedures as shall be established by the Administrator from time to time.

       16.2 An Appeals Committee consisting of three (3) or more members shall be appointed by the Board of Directors of the Company to serve at the pleasure of such Board of Directors. Members of the Committee may be officers, directors, stockholders, or employees of


                                      16-1
the Company or an affiliate and may, but need not be, participants under this Trust and Plan. The members of the Committee shall be reimbursed for expenses incurred by them in the performance of their duties hereunder but shall serve without compensation as such. The Committee shall appoint a Chairman from among its members and may appoint a Secretary who may, but need not be, a member of the Committee. The Secretary shall keep written minutes of the meetings and actions of the Committee. Any action expressed from time to time by a vote at a meeting, or expressed in writing, after notice to all members of the Committee, may be done by a majority of the members of the Committee at the time acting hereunder; and such action shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members of the Committee at the time in office.

       16.3 If any participant, any former participant, any beneficiary, or the authorized representative of a participant, former participant or beneficiary shall file an application for benefits hereunder and such application is denied by the Administrator, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial. The notice shall also set forth the specific Trust and Plan provisions upon which the denial is based, an explanation of the provisions of Section 16.4 hereof, and any other information deemed necessary or advisable by the Administrator.

       16.4 Any participant, any former participant, any beneficiary, or any authorized representative of a participant, former participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator may upon written notice to the Committee request a review by the Committee of such denial of his application. Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee. The Committee may, in its sole

                                      16-2
discretion, appoint from its members an Appeal Examiner to conduct such review. Any hearing conducted by an Appeal Examiner shall be held in such location as shall be reasonably convenient to the applicant. Any hearing conducted by the Committee shall be held in the Corporate Headquarters of the Company, unless the Committee shall specify otherwise. The date and time of any such hearing shall be designated by the Committee or the Appeal Examiner upon not less than seven
(7) days' notice to the applicant and the Administrator unless both of them accept shorter notice. The Committee or the Appeal Examiner shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator. The Committee may, in its sole discretion, establish such rules of procedure as it may deem necessary or advisable for the conduct of any such review or of any such hearing. After the review has been completed, the Committee or the Appeal Examiner shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator. In rendering its decision, the Committee or the Appeal Examiner shall have full power and discretion to interpret this Trust and Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the applicant in accordance with the provisions of this Trust and Plan. Such decision shall set forth the specific reason or reasons for the decision and the specific Trust and Plan provisions upon which the decision is based and, if the decision is made by an Appeal Examiner, the rights of the applicant or the Administrator to request a review by the entire Committee of the decision of the Appeal Examiner. Either the applicant or the Administrator may request a review of an adverse decision of the Appeal Examiner by filing a written request with the Committee within thirty (30) days after they receive a copy of the Appeal Examiner's decision. The review of a decision of the Appeal Examiner shall be

                                      16-3
conducted by the Committee in accordance with the procedures of this Section. There shall be no further appeal from a decision rendered by a quorum of the Committee.

       16.5 The interpretations, determinations and decisions of the Administrator, Appeal Examiner and Committee shall, except to the extent provided in Section 16.4 hereof, be final and binding upon all persons with respect to any right, benefit and privilege hereunder. Except as otherwise provided in ERISA, the review procedures of said Section 16.4 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise. In any event, a participant, former participant or beneficiary must exhaust the review procedures of Section 16.4 hereof prior to the commencement of any such action.

       16.6 The Company, Administrator, Appeal Examiner, Committee, Board of Directors, Trustee and their respective officers, members, employees and agents shall have no duty or responsibility under this Trust and Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them. In no event shall the Company, Administrator, Appeal Examiner, Committee, Board of Directors or their respective officers, members, employees and agents be deemed to have any duty or responsibility with respect to the holding, safekeeping, investment, reinvestment and administration of the Trust Fund.

       16.7 Except as otherwise provided in ERISA, the Administrator, Committee, Board of Directors, Appeal Examiner, and their respective officers and members shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Trust and Plan. The Company shall indemnify, defend, and hold

                                      16-4
harmless the Administrator, Committee, Board of Directors, Appeal Examiner, and their respective officers, employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of this Trust and Plan or other responsibilities imposed upon such persons by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust funds for the benefit of any such persons, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code. The Company shall indemnify such persons for expenses of defending an action by a participant, beneficiary, government entity, or other persons, including all legal fees and other costs of such defense. The Company will also reimburse such a person for any monetary recovery in a successful action against such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Company shall indemnify such person for any monetary liability under said settlement.


                                      16-5

                                  ARTICLE XVII
                                  ------------

                         PROHIBITION AGAINST ALIENATION
                         ------------------------------


       17.1 Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

       (a) The words "alternate payee" shall mean any spouse, former spouse, child or other dependent of a participant or former participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, such participant's or former participant's account balances.

       (b) The words "domestic relations order" shall mean, with respect to any participant or former participant, any judgment, decree or order (including approval of a property settlement agreement) which both:

              (i) relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the participant or former participant; and

              (ii) is made pursuant to a State domestic relations law (including a community property law).

       (c) The words "qualified domestic relations order" shall mean a domestic relations order which satisfies the requirements of
              Section 414(p)(1)(A) of the Code.

       17.2 Neither any property nor any interest in any property held for the benefit of any participant, former participant or beneficiary shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the participant, former participant or beneficiary specifically authorized hereunder.

       17.3 Section 17.2 hereof shall not apply to the creation, assignment or recognition of a right to any benefit under this ITrust and Plan pursuant to a qualified domestic relations order and shall not apply to the payment of any benefits to an alternate payee pursuant to such an order.

                                      17-1

       17.4 In the event this Trust and Plan is served with a domestic relations order, the Administrator shall promptly notify the participant or former participant and any alternate payee to whom such order relates of the receipt of such order and this Trust and Plan's procedures for determining whether such order is a qualified domestic relations order. Within a reasonable time after receipt of such domestic relations order, the Administrator shall determine whether such order is a qualified domestic relations order and shall notify the participant or former participant and each alternate payee of its determination.

       17.5 During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined, the Administrator shall direct the Trustee to credit the portion of the participant's or former participant's account balances which would have been payable to an alternate payee during such period if the order had been determined to be a qualified domestic relations order during such period to a segregated account under this Trust and Plan and to debit the appropriate accounts of the participant or former participant. If the domestic relations order is determined to be a qualified domestic relations order within eighteen
(18) months after this Trust and Plan is served with such domestic relations order, the Administrator shall hold and dispose of the segregated account balance in accordance with the terms of the qualified domestic relations order.
If:

       (a) it is determined that such domestic relations order is not a qualified domestic relations order; or

       (b) the issue with respect to whether such domestic relations order is a qualified domestic relations order is not resolved within eighteen (18) months after this Trust and Plan is served with such domestic relations order;

the Administrator shall transfer the segregated account balance to the appropriate accounts maintained for the benefit of the person who would have been entitled to such segregated account balance if this Trust and Plan had never been served with such domestic relations order.

                                      17-2

If eighteen (18) months have elapsed since this Trust and Plan was served with such domestic relations order and such order is subsequently determined to be a qualified domestic relations order, such order shall only be applied prospectively.

       17.6 The balance credited to any segregated account which has been created under Section 17.5 hereof after this Trust and Plan has been served with a domestic relations order shall be invested in such of the investment funds established pursuant to Article V hereof as the Administrator shall direct until it is determined whether such domestic relations order is a qualified domestic relations order.

       17.7 Any participant, former participant or alternate payee who is affected by a domestic relations order served upon this Trust and Plan may, upon written notice to the Committee appointed pursuant to Article XVI hereof, request a review by such Committee of the Administrator's determination with respect to the qualification or lack of qualification of such domestic relations order. Any such review by the Committee shall be subject to the rules and procedures set forth in Article XVI hereof.

                                      17-3

                                 ARTICLE XVIII
                                 -------------

                            AMENDMENT AND TERMINATION
                            -------------------------


       18.1 This Trust and Plan may be modified, altered, amended, changed or terminated by the Company at any time by action of its Board of Directors as evidenced by an instrument in writing executed in the name of the Company by one
(1) or more duly authorized officers of the Company, but no rights of participants, former participants or beneficiaries receiving benefits under this Trust and Plan and no other vested rights under this Trust and Plan shall in any way be modified except that such rights may be modified if such a modification is necessary to continue the qualified status of this Trust and Plan under the terms of Section 401 of the Code or its successor section or sections. This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption effective on the effective date under Section 401 of the Code. No amendment shall be binding on the Trustee until the receipt of such amendment by the Trustee.

       18.2 Upon termination of this Trust and Plan all assets of the Trust Fund after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee shall be allocated among the then existing accounts. Each such account shall be adjusted in accordance with Section 5.3 hereof. All account balances of participants and former participants at the time of termination of this Trust and Plan shall be fully vested and nonforfeitable. Such account balances shall be forthwith distributed to the participant or former participant for whose benefit the accounts were established if he is living on the date of termination, or if he shall have died before distribution, in accordance with the provisions of Article XII hereof.

                                      18-1

       18.3 Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan by the Company, the account balances of participants affected by such partial termination or complete discontinuance shall be fully vested and nonforfeitable. However, after any such partial termination or complete discontinuance of contributions, the Administrator shall continue to administer this Trust and Plan in the manner in which this Trust and Plan was administered before any such partial termination and a participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to receive such benefits. For purposes of this Section, no event shall be a "partial termination" unless: (a) the Company has so designated such event in a writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

                                      18-2

                                  ARTICLE XIX
                                  -----------

                          LIMITATIONS ON CONTRIBUTIONS
                          ----------------------------


19.1 The amount of salary deferral contributions under this Trust and Plan shall be subject to several limitations. Those limitations are as follows:

       (a) Salary deferral contributions shall be subject to the individual dollar limit described in Section 19.2 hereof;

       (b) Salary deferral contributions shall be subject to the deferral percentage limit set forth in Section 19.3 hereof;

       (c) Salary deferral contributions shall be subject to the deductibility limit set forth in Section 19.4 hereof; and

       (d) Salary deferral contributions shall be subject to the limitation on annual additions set forth in Article XX hereof.

       In addition, the following rules and procedures shall apply for purposes of this Article:

       (i) For purposes of determining a participant's deferral percentage pursuant to Section 19.6(a) hereof, all salary deferral contributions that are made under two (2) or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) shall be treated as made under a single plan.

       (ii) If two (2) or more plans are permissively aggregated for purposes of Section 401(k) of the Code, the aggregated plans shall also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

       (iii) The deferral percentage of any highly compensated employee shall be determined by treating all plans maintained by the Company and any affiliates that are subject to Section 401(k) of the Code (other than those that may not be permissively aggregated) as a single plan.

       19.2 The salary deferral contributions with respect to the taxable year of a participant plus similar amounts contributed on a similar basis by any other employer (whether or not related to the Company) required by law to be aggregated with his salary deferral contributions under this Trust and Plan shall not exceed Nine Thousand Five Hundred Dollars

                                      19-1

($9,500.00), plus any adjustment for cost-of-living after 1997 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code.

                  In the event that the salary deferral contributions for a participant's taxable year exceed such limit, or in the event that the Administrator shall receive notice from a participant by the March 1 next following the close of a participant's taxable year that his salary deferral contributions, together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions, together with any earnings allocable to such excess contributions, to be refunded to the participant by the following April 15th. Any such refund of excess contributions shall be debited from the participant's salary deferral account.

                  19.3 Salary deferral contributions made on behalf of a participant for a plan year (hereinafter sometimes referred to as the "current plan year") shall be limited so that the average deferral percentage for the highly compensated employees who are participants or who are eligible to become participants for such plan year shall not exceed an amount determined based upon the average deferral percentage for the employees who are participants or who are eligible to become participants but are not highly compensated employees for the preceding plan year or, if the Company elects, for the current plan year, as follows:

                  (A)                                       (B)

         Average Deferral                           Limit on Average Deferral
         Percentage for Employees                   Percentage for Employees
         Eligible to Participate                    Eligible to Participate
         who are not Highly                         who are Highly
         compensated                                Compensated
         --------------------------                 ----------------------------

         Less than 2%                               2 times Column (A)
         2% or more but less than 8%                Column (A) plus 2%
         8% or more                                 1.25 times Column (A)

                                      19-2

In the event the Company elects to determine the average deferral percentages of employees who are not highly compensated employees on the basis of the current plan year rather than the preceding plan year in accordance with Section 401(k)(3)(A) of the Code, such election by the Company may not be changed for plan years commencing after December 31, 1998, except as provided by the Secretary of the Treasury.

       In addition, for this Trust and Plan's first plan year the Company elects that the average deferral percentage of employees who are participants or who are eligible to become a participants but who are not a highly compensated employees shall be deemed to be the greater of three percent (3%) or the actual average deferral percentage for such first plan year.

       19.4 In no event shall the amount of all salary deferral contributions exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carryforward allowable under said Section 404(a)(3).

       19.5 In the event that the limitations set forth in Section 19.2 or 19.3 hereof shall be exceeded, the Administrator shall take action to reduce future salary deferral contributions made pursuant to Article IV hereof. Such action may include a reduction in the future rate of salary deferral contributions of any highly compensated participant pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior salary deferral contributions made pursuant to Article IV hereof, plus any income and minus any losses allocable thereto to the date of distribution, shall be distributed to the participant on whose behalf such contributions were made. In the event of such a distribution, the salary deferral account of such participant shall be debited with the amount of such distribution. Any such

                                      19-3
adjustments made in participants' accounts shall be made in a uniform manner for similarly situated participants.

       In the event that distributions must be made in order to bring this Trust and Plan into compliance with Section 19.3 hereof, the Administrator shall reduce the dollar amount of deferrals of highly compensated employees in descending order, beginning with the highly compensated employee(s) with the highest total deferral amount, until such limitation has been satisfied. In performing such reduction, the reduced deferral amount of any affected highly compensated employee shall, in no event, be lower than that of the highly compensated employee with the next highest deferral amount.

       Any excess salary deferral contributions to be distributed to a participant pursuant to this Section shall be reduced by any excess salary deferral contributions previously distributed to such participant for such participant's taxable year ending with or within the plan year in accordance with Code Section 402(g)(2).

       Any excess contributions for a plan year, together with any income allocable to such excess contributions, which are distributable as described above shall be distributed to a participant within one (1) year after the end of such plan year. If such excess amounts are not distributed within two and one-half (2-1/2) months of the end of the plan year, a ten percent (10%) excise tax on such excess amounts shall be imposed on the Company. Excess contributions shall be treated as annual additions under Article XX hereof.

       19.6 For purposes of this Article, the following definitions and special rules shall apply:

       (a) "deferral percentage" shall mean for a participant for any plan year a fraction:

              (i) the numerator of which shall equal the total of the salary deferral contributions made on his behalf for such plan year; and

                                      19-4

              (ii) the denominator of which shall equal his Total Remuneration for such plan year; and

              "deferral percentage" shall mean zero percent (0%) for an employee who is eligible to become a participant but who is not a participant. In addition, salary deferral contributions shall be considered to be made on a participant's behalf for a plan year if such salary deferral contributions are not contingent on participation or performance of services after the end of such plan year, such salary deferral contributions would have been received (but for the deferral election) within two and one-half (2-1/2) months after the end of such plan year and are paid to this Trust and Plan no later than twelve (12) months after the end of such plan year.

              (b) "highly compensated employee" shall mean an employee who is a "highly compensated employee" for a plan year as described in Section 414(q) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as an employee during a plan year if either:

                     (i)    during the preceding plan year, he:

                            (A) was at any time a five percent (5%) actual or constructive owner of the Company and its affiliates;

                            (B) received Total Remuneration from the Company and its affiliates greater than Eighty Thousand Dollars ($80,000.00) (plus any increase for cost of living after 1997 as determined by the Secretary of the Treasury or his delegate) and, if the Company so elects, was in the "top paid group" of employees of the Company and its affiliates for such plan year; or

                            (C) during the current plan year, he was at any time a five percent (5%) or more actual or constructive owner of the Company and its affiliates.

              (c) "top paid group" shall mean a group consisting of the top paid twenty percent (20%) of the employees of the Company and all affiliates ranked on the basis of Total Remuneration from the Company and all affiliates paid during the plan year. In determining the members of the top paid group, the following employees shall be excluded:

                     (i) employees who have not completed six (6) months service;

                     (ii) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

                                      19-5

                     (iii)  employees who normally work during not more than six
                            (6) months during any year;

                     (iv)   employees who have not attained age twenty-one (21);

                     (v) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company or any affiliate; and

                     (vi) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from a the Company or any affiliate which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

                     The Company may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subparagraph (i), (ii), (iii), or (iv) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.

              (d)    "Total Remuneration" shall mean compensation as defined in
                     Section 2.9 hereof but including a participant's compensation during periods in which he is not an active participant, other than periods prior to the effective date.

                                      19-6

                                   ARTICLE XX
                                   ----------

                         LIMITATION ON ANNUAL ADDITIONS
                         ------------------------------


       20.1 Notwithstanding anything contained in this Trust and Plan to the contrary, in no event shall a participant's annual additions and annual amount of retirement benefits be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code, taking into account for periods prior to January 1, 2000 paragraph (e) of said Section 415, Section 1106 of the Tax Reform Act of 1986, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 2004(d) of ERISA which are, respectively, incorporated herein by reference.

       20.2 In the event a participant, who would otherwise be credited with excess annual additions, benefits or projected benefits is also a participant under the Company's Pension Plan for Hourly Paid Employees of its Scott Aviation Division, prior to January 1, 2000 adjustment under Section 415 of the Code shall be made in the following order:

       (a) first, projected benefits under the Company's Pension Plan for Hourly Paid Employees of its Scott Aviation Division shall be reduced;

       (b) second, accrued benefits under the Company's Pension Plan for Hourly Paid Employees of its Scott Aviation Division shall be reduced; and

       (c) third, annual additions which consist of salary deferral contributions hereunder shall be reduced.

Notwithstanding the foregoing, in the event a participant's excess annual benefits or projected benefits would only result in a violation under
Section 415(b) of the Code, his benefits under the Company's Pension Plan for Hourly Paid Employees of its Scott Aviation Division shall be reduced in the order set forth in subparagraphs (a) and (b) above. Furthermore, in the event a participant's excess annual additions would only result in a violation under
Section 415(c) of the

                                      20-1

Code, his annual additions shall be reduced under this Trust and Plan, as set forth in subparagraph (c) above.

       20.3 For purposes of calculating the maximum allowable amounts under
Section 20.1 hereof, a participant's "limitation year" shall mean the calendar year and his "compensation" shall mean all amounts paid to him in payment for services rendered by him to the Company or any affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code and any lawful regulations thereunder and includible in gross income during the limitation year.

       20.4 In the event that, after the application of any other provisions of this Trust and Plan and any provision of the retirement plan described in
Section 20.2 hereof, there still remain, as a result of a reasonable error in estimating a participant's compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, salary deferral contributions which, if contributed on behalf of a participant, would be in excess of the limits on annual additions set forth in Section 20.1 hereof, such salary deferral contributions, together with any earnings, shall be distributed to said participant.

                                      20-2

                                  ARTICLE XXI
                                  -----------

                        ROLLOVERS AND TRANSFERS INVOLVING
                        ---------------------------------
                        OTHER QUALIFIED RETIREMENT PLANS
                        --------------------------------


       21.1   In the event that:

       (a) any active participant shall have been, either prior to becoming an employee or while an employee, a participant under another qualified retirement plan which met the requirements of Section 401(a) of the Code, including this Trust and Plan; and

       (b)    either:

              (i) the custodian or trustee of the assets held pursuant to said plan on behalf of said participant; or

              (ii) the custodian or trustee of the assets of an individual retirement account established pursuant to Section 408 of the Code to hold the assets distributed to said participant from said plan; or

              (iii) the said participant who holds assets distributed to him during the preceding sixty (60) days from such plan or from an individual retirement account described in paragraph (i) above; shall agree to transfer said assets to the Trustee hereunder; and

       (c) the assets to be so transferred shall not be made available to said employee in the course of the transfer except to the extent permitted by paragraph (b)(iii) above; and

       (d)    the Administrator consents to the transfer;

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Trust and Plan and this Article. Notwithstanding the foregoing, in no event shall any assets be transferred from another qualified retirement plan to this Trust and Plan if the transfer of such assets would require that the provisions of this Trust and Plan governing distributions be amended to comply with the provisions of Section 401(a)(11) of the Code.

                                      21-1

       21.2 Upon the receipt of assets from a qualified defined benefit retirement plan or a qualified defined contribution retirement plan which is not maintained by the Company, the Trustee shall credit such amounts to the non-forfeitable account of the participant on whose behalf the assets were so transferred. Upon the receipt of assets from a qualified defined contribution plan which is maintained by the Company, the Trustee shall credit such assets to the salary deferral account and/or non-forfeitable account, as appropriate, of the participant on whose behalf the assets were so transferred. The Administrator shall establish a salary deferral account or non-forfeitable account as necessary in order to accomplish the foregoing on behalf of such a participant.

       21.3   In the event that:

       (a)    any participant hereunder shall either:

              (i) terminate his employment and subsequently become a participant under the qualified retirement plan of another employer, which plan satisfies the requirements of Section 401 of the Code; or

              (ii) cease to be an active participant in this Trust and Plan and subsequently become an active participant in another qualified defined contribution retirement plan of the Company, which plan satisfies the requirements of Section 401 of the Code;

       (b) said participant or former participant shall have account balances hereunder which have not have been distributed to him;

       (c) the participant or former participant shall apply to the Administrator hereunder for transfer to such other plan of assets held pursuant to this Trust and Plan representing said participant's or former participant's account balances;

       (d) the assets to be transferred shall not be made available to said participant or former participant in the course of the transfer except to the extent permitted by Section 402(a)(5) of the Code; and

       (e)    the Administrator shall consent to such transfer;

                                      21-2
his total account balances shall be transferred to the trustee or custodian of such other qualified retirement plan.


                                      21-3

                                  ARTICLE XXII
                                  ------------

                                  MISCELLANEOUS
                                  -------------


       22.1 In the event the Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate and the Trustee shall make distributions as provided in Section 18.2 hereof.

       22.2 In the event this Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each participant shall be entitled to receive, if this Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Trust and Plan had then terminated, in accordance with Section 414(1) of the Code and Section 208 of ERISA.

       22.3 Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any participant to be continued in the employ of the Company or any affiliate for any period of time nor as obliging the Company or any affiliate to keep any participant in its employ for any period of time, nor shall any employee of the Company or any affiliate nor anyone else have any rights whatsoever, legal or equitable, against the Company or any affiliate or the Trustee as a result of this Trust and Plan except those expressly granted to him hereunder.

       22.4 No contribution or payment by the Company to the Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of the Company or any affiliate, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the participants and their beneficiaries


                                      22-1
under this Trust and Plan, except that the Trustee shall return to the Company upon written request of the Company:

       (a) any contributions made by the Company by a mistake of fact, provided such contributions are returned to the Company within one
              (1) year after the date such contributions were made;

       (b) any contributions made for plan years during which this Trust and Plan did not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Company within one
              (1) year after the date of denial of qualification, but only if an application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the Company's tax return for the taxable year in which this Trust and Plan was adopted, or on such later date as the Secretary of the Treasury may prescribe; and

       (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Company within one
              (1) year after the disallowance of the deduction.

       22.5 If any provision of this Trust and Plan shall require the consent of the spouse of a participant, such consent shall be in writing with the signature of the spouse notarized or witnessed by the Administrator. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such participant.

       22.6 Notwithstanding any provision of this Trust and Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion, may require spousal consent for any actions taken, elections made, or the exercise of any rights by a

                                      22-2
married participant under this Trust and Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 22.5 hereof.

       22.7 Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

       22.8 This Trust and Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

       22.9 If the Internal Revenue Service determines that this Trust and Plan does not initially qualify under Section 401(a) of the Code or any statute of similar import, or fails or refuses to issue a favorable determination letter with respect thereto or with respect to the taxable year of the Company ending on December 31, 1997, all initial contributions made by the Company to this Trust and Plan shall be returned to the Company by the Trustee, provided that the application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the Company's tax return for the taxable year in which this Trust and Plan was adopted, or such later date as the Secretary of the Treasury may prescribe. This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption under Section 401(a) of the Code.

       22.10 In the event that amounts representing salary deferral contributions are returned to the Company pursuant to the provisions of Section
22.4 and 22.9 hereof, the Company shall make payments to the participants on whose behalf such salary deferral contributions were made equal to the total of such refunded amounts.

       22.11 Any distribution made hereunder to a distributee shall be made directly to such distributee unless he elects a direct rollover pursuant to the second paragraph of this Section; provided, however, that the distributee must acknowledge in writing that he understands

                                      22-3
that any payment which includes more than two hundred dollars ($200.00) in cash and which, under Code Section 402(c), is eligible to be rolled over to an eligible retirement plan will be subject to withholding taxes.

       Each distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan. A distributee may direct that part of the distribution be transferred directly to an eligible retirement plan and the balance be paid to him, provided that the amount directly transferred to the eligible retirement plan shall be at least five hundred dollars ($500.00). A distributee is not permitted to direct that his distribution be transferred directly to more than one eligible retirement plan. In the event that a distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

       Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

       (a) "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

              (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more;

              (ii) any distribution to the extent such distribution is required under Section 13.4 hereof which reflects the requirements under Section 401(a)(9) of the Code; and

              (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

       (b)    "eligible retirement plan" shall mean:

                                      22-4

              (i) an individual retirement account described in Section 408(a) of the Code;

              (ii) an individual retirement annuity described in Section 408(b) of the Code;

              (iii)  an annuity plan described in Section 403(a) of the Code; or

              (iv)   a qualified trust described in Section 401(a) of the Code;

              that accepts the distributee's eligible rollover distribution.

              Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a deceased employee, an eligible retirement plan is an individual retirement account or individual retirement annuity.

       (c)    "distributee" shall mean:

              (i)    an employee or former employee; and

              (ii) an employee's or a former employee's surviving spouse and an employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 17.1(c) hereof, without regard to the interest of the spouse or former spouse.

       (d) "direct rollover" shall mean a payment by this Trust and Plan to the eligible retirement plan specified by the distributee.

       22.12 Notwithstanding any provision of this Trust and Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. In addition, loan repayments will be suspended under Article IX hereof as permitted under Section 414(u)(4) of the Code.

                                      22-5

       IN WITNESS WHEREOF, FIGGIE INTERNATIONAL INC. by its appropriate officers duly authorized, and WILMINGTON TRUST COMPANY have caused this Trust and Plan to be executed as of the 30th day of June, 1997.

                                       FIGGIE INTERNATIONAL INC.

                                                    ("Company")


                                       By  /s/ S. Siemborski
                                         ---------------------------------------

                                       And /s/ W. J. Sickman
                                          --------------------------------------

                                       WILMINGTON TRUST COMPANY

                                                    ("Trustee")


                                       By  /s/ Barbara Uberti
                                         ---------------------------------------

                                       And /s/ Nino DiRierzo
                                          --------------------------------------

                                      22-6

                                 AMENDMENT NO. 1
                                       TO
                            FIGGIE INTERNATIONAL INC.
                401(k) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                -------------------------------------------------


THIS AMENDMENT NO. 1 is made this 18th day of November, 1998, by SCOTT TECHNOLOGIES, INC., a Delaware corporation (formerly known as Figgie International Inc. and hereinafter referred to as the "Company").

                              W I T N E S S E T H:

                  WHEREAS, on June 30, 1997 the Company established the FIGGIE INTERNATIONAL INC. 401(k) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES (hereinafter referred to as both "Plan" and "Trust and Plan"), effective as of July 1, 1997; and

                  WHEREAS, the Company reserved the right, pursuant to Section
18.1 of the Plan, to make certain amendments thereto; and

                  WHEREAS, it is the desire of the Company to amend the Plan in order to change its name to reflect the Company's current name, to bring it into compliance with the Tax Reform Act of 1997 and to make certain other necessary and desirable changes;

                  NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, except as otherwise provided, effective as of January 1, 1998, as follows:

                  (1) Effective as of May 26, 1998, Section 1.1 of Article I of the Plan is hereby amended by the deletion of said Section 1.1 and the substitution in lieu thereof of a new Section 1.1 to read as follows:

              "1.1 The name of this Trust and Plan is SCOTT TECHNOLOGIES, INC. 401(k) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES. This Trust and Plan was created and is hereby continued for the purpose of providing benefits to the participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such participants and their beneficiaries as are hereinafter described."

       (2) Effective as of May 26, 1998, Section 2.8 of Article II of the Plan is hereby amended by the deletion of said Section 2.8 and the substitution in lieu thereof of a new Section 2.8 to read as follows:

              "2.8 The word "Company" shall mean SCOTT TECHNOLOGIES, INC. or any successor corporation or business organization which shall assume the obligations of the Company under this Trust and Plan as provided herein with respect to the participants."

       (3) Section 2.11 of Article II of the Plan is hereby amended by the deletion of said Section 2.11 and the substitution in lieu thereof of a new
Section 2.11 to read as follows:

              "2.11 The words "Covered Employee" shall mean an hourly paid employee of the Employer who is a member of the bargaining unit represented by the Union; provided, however, that an hourly paid employee shall not be considered to be a Covered Employee if he is a leased employee, he is a person who receives payment of his remuneration from an entity which is not the Company or an affiliate or he is an employee who is employed in accordance with an oral or written employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Trust and Plan.

              Any such employee shall cease to be a Covered Employee upon the earliest to occur of:

              (a)    his termination of employment;

              (b) his ceasing to be in the bargaining unit represented by the Union;

              (c) his transfer to employment with a Division, other than the Employer, or to an affiliate;

              (d) his becoming a leased employee or an employee who is employed in accordance with an oral or written employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Trust and Plan; or

       (e) his becoming a person who receives payment of his remuneration from an entity which is not the Company or an affiliate."

       (4) Section 2.38 of Article II of the Plan is hereby amended by the deletion of said Section 2.38 and the substitution in lieu thereof of a new
Section 2.38 to read as follows:

              "2.38 The word "Union" shall mean Local 326 of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, A.F.L. C.I.O."

              (5) Section 4.2 of Article IV of the Plan is hereby amended by the deletion of the first paragraph of said Section 4.2 and the substitution in lieu thereof of a new paragraph to read as follows:

              "A participant's initial election pursuant to Section 4.1 hereof shall be in writing, or in such form as is required by the Administrator, shall become effective at such time as the Administrator shall permit and shall be conditioned upon:

              (a) his right to defer the imposition of federal income tax on such contributions until a subsequent distribution of such amount under this Trust and Plan; and

              (b) the Company's right to deduct such amounts for federal income tax purposes after taking into account any contributions made by the Company under any profit sharing, pension and stock bonus plans maintained by the Company which meet the requirements of Section 401(a) of the Code.

         Any such election shall be deemed a continuing election and shall remain in effect until it is revoked or amended by the participant in writing, or by such other procedures as shall be established by the Administrator from time to time, or the participant ceases to be an active participant. A participant may revoke or amend his election at such times as the Administrator shall permit. A participant shall revoke or amend his election by providing such notice to the Administrator as the Administrator, in its sole discretion, shall require."

              (6) Section 5.2 of Article V of the Plan is hereby amended by the deletion of said Section 5.2 and the substitution in lieu thereof of a new
Section 5.2 to read as follows:

                  "5.2 Each participant, former participant or beneficiary, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, shall direct the investment of contributions to his accounts in the investment funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion including rules requiring that investment selections be made in percentage increments. Any rules established by the Administrator pursuant to this Section shall apply to all participants, former participants and beneficiaries in a uniform and nondiscriminatory manner. It is intended that the total account balances of all salary deferral accounts and non-forfeitable accounts which have not been segregated as a result of a loan be invested in the investment funds established hereunder. In the event that a participant, former participant or beneficiary does not direct the investment of any portion of his account balances, such undirected portion of his account balances shall be invested in the Conservative Lifestyle Fund."

              (7) Article V of the Plan is hereby further amended by the addition at the end thereof of a new Section 5.7 to read as follows:

                  "5.7 The investment direction procedures of this Article are and shall continue to be designed so as to comply, in the sole judgment of the Administrator, with the requirements imposed by Section 404(c) of ERISA and regulations thereunder, and shall apply to all participants, former participants and beneficiaries in a uniform and nondiscriminatory manner."

              (8) Section 9.2 of Article IX of the Plan is hereby amended by the deletion of subparagraph (f) of said Section 9.2 and the substitution in lieu thereof of a new subparagraph to read as follows:

              "(f) DEFAULT. The Administrator shall designate certain occurrences as "events of default." Events of default may include, but shall not be limited to, the following:

                     (i) failure of the borrower to make a required payment of principal or interest under the loan;

                     (ii)   termination of this Trust and Plan;

                     (iii)  sale of the Division which employs the borrower; and

                     (iv)   the borrower's termination of employment or death.

                     If an event of default occurs with respect to a borrower, such borrower's loan shall be accelerated and shall become due and payable as of the date specified by the Administrator. If a required payment of principal or interest is not made by the end of the calendar quarter which next follows the calendar quarter in which the event which triggers the default occurs or if a required payment is not made after a permitted one (1) year grace period, as provided in subparagraph (b) above, the loan shall be in default and the outstanding loan balance shall be deemed to be distributed to the borrower or his beneficiary or estate, as applicable.

                     Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the borrower or his accounts under this Trust and Plan."

              (9) Section 13.3 of Article XIII of the Plan is hereby amended by the deletion of said Section 13.3 and the substitution in lieu thereof of a new
Section 13.3 to read as follows:

                  "13.3 In the event that the vested account balances of a retired, terminated or deceased participant have a value of Five Thousand Dollars ($5,000.00) or less at the time of distribution, and had a value which was not greater than Five Thousand Dollars ($5,000.00) at the time of any prior distribution, the Administrator shall direct the Trustee to distribute his vested account balances in a single lump sum payment without the consent of the participant, his spouse or his beneficiary. Any such lump sum payment shall be made in accordance with the provisions of Section 22.11 hereof. Unless such participant elects to receive the whole Shares, if any, credited to his accounts and attributable to his vested account balances, the Trustee shall sell any Shares or other assets credited to his accounts as of the date distribution is to be made and distribute the amount of his vested account balances in a single lump sum payment of cash. Any such single lump sum payment shall be in full settlement of such participant's, spouse's or beneficiary's rights under this Trust and Plan."

              (10) Section 15.1 of Article XV of the Plan is hereby amended by the deletion of subparagraphs (q) and (r) of said Section 15.1 and the substitution in lieu thereof of new subparagraphs (q) and (r) to read as follows:

                  "(q) To commingle the assets of the Trust Fund, other than shares of the Company's Class A Common Stock or Class B Common Stock, with assets of other trusts through the medium of the Company's Investment Trust for Retirement Trusts established by the Company by an agreement dated and executed on December 31, 1968, investing and reinvesting the assets of the Trust Fund in units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Investment Trust for Retirement Trusts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan; and

                  (r) To commingle the assets of the Trust Fund with assets of other trusts through the medium of the Company's Pooled Investment Trust For Participant Directed Accounts established by the Company by an agreement dated and executed on June 6, 1994, investing and reinvesting the assets of the Trust Fund in units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Pooled Investment Trust For Participant Directed Accounts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan."

              (11) Sections 15.4 and 15.5 of Article XV of the Plan are hereby amended by the deletion of the last sentence of the first paragraphs of said Sections 15.4 and 15.5.

              (12) Article XVII of the Plan is hereby amended by the addition at the end thereof of a new Section 17.8 to read as follows:

              "17.8 Notwithstanding anything contained in this Trust and Plan to the contrary, distribution of the vested portion of an alternate payee's segregated account may be made to the alternate payee if such distribution is authorized by a qualified domestic relations order, regardless of whether the affected participant shall at such time be eligible for distribution under this Trust and Plan. Where authorized by a qualified domestic relations order, distribution of the vested portion of an alternate payee's interest in this Trust and Plan shall be made in an immediate lump sum as soon as reasonably possible following the receipt by the Administrator of the qualified domestic relations order. The alternate payee shall, with respect to this Trust and Plan, to the extent of his interest in this Trust and Plan, have such rights as are specified in the qualified domestic relations order."

              (13) Section 18.1 of Article XVIII of the Plan is hereby amended by the deletion of said Section 18.1 and the substitution in lieu thereof of a new Section 18.1 to read as follows:

              "18.1 This Trust and Plan may be modified, altered, amended, changed or terminated by the Company at any time by action of its Board of Directors as evidenced by an instrument in writing executed in the name of the Company by one (1) or more duly authorized officers of the Company, but no vested benefits of participants, former participants or beneficiaries receiving benefits under this Trust and Plan and no other vested benefits under this Trust and Plan shall in any way be reduced except that such benefits may be reduced if such a reduction is necessary to continue the qualified status of this Trust and Plan under the terms of Section 401 of the Code or its successor section or sections. This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption effective on the effective date under Section 401 of the Code. No amendment shall be binding on the Trustee until the receipt of such amendment by the Trustee."

       IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

                                       SCOTT TECHNOLOGIES, INC.

                                                 ("Company")


                                       By  /s/ W. J. Sickman
                                         ---------------------------------------

                                       And /s/ Debra L. Kackley
                                          --------------------------------------